EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Relationship
1) Eastern Washakie Midstream Pipeline LLC,	Wholly owned subsidiary of Double Eagle Petroleum Co.
a Wyoming LLC